Leading Provider of Enterprise Cloud Solutions for Mobile Applications NASDAQ: PHUN Investor Presentation October 2024

This presentation includes forward-looking statements. All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward- looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this presentation are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (SEC), including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward- looking statements contained in this presentation. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. Forward Looking Statements

Our Pedigree: Some of The World’s Leading Brands

Mobile is Dead Long Live Mobile! Gen 1 Gen 2 The Future Bespoke mobile apps delivered as services for $$$$$ Mobile apps delivered on platform for $$$ with lower fidelity and poorer user experience Mobile apps built by AI using our body of UX knowledge and beautiful design created over 15+ years

5 Build and Deliver: Enterprise & Consumer Apps We solve the problem of "How do I get started in mobile with an investment that makes sense for my business?" Create Discovery and Adoption Once the app is live, we help our customers find their audience. Phunware is Tapping into the Ongoing Demand for Mobile Apps 1) Grand View Research 2) Fortune Business Insights Global Mobile App Market1 $ in Billions $421.0 $322.0 $175.6 2023 2032 2026 2028 Global Mobile Advertising Market2 $ in Billions $1,040.1 21.8% CAGR 5

No One is Serving SMB Well: Generative AI is the Key to Providing Broad Access to Mobile Applications Our next generation AI-powered Software- as-a-Service (SaaS) platform delivers apps in hours, not weeks, based on limited inputs AI-Driven Customization End-to-End Modular Design Advanced Location-Based Services Programmatic Advertising Data Analytics SMBs represent 44 percent of US. 66 GDP and half of the roughly $370 billion in overall tech spending. (Mckinsey) Some (64%) of SMBs indicate technology is a primary factor in pursuing their business objectives. (comptia) 78 million SMB worldwide want access to the same toolsets as major companies. (Microsoft)

Our self-service framework empowers businesses of any size enabling the creation of custom, sophisticated mobile experiences with ease We integrate critical business systems to unify the entire customer journey into one app Our audience-building offerings drive adoption and use like no other platform The AI Value Proposition Generative AI Democratizes Access to World-Class Design, Content Strategy and Creation for Mobile. Determine requirements Customize a user experience Tailored user interface System and services integration App testing & maintenance Automated content curation 1 2 3 4 5 6

Marketing & Promotion We help you build your audience by using our performance marketing platform to integrate our solution into the way you communicate with your customers. Cloud Service and Domain Hosting Integration You don't have to change your underlying tech stack to work with us. Winning Support We help you listen to and respond to the evolving needs of your customers. Generative AI-Enabled App Development We do it for you. With a few simple inputs, we give you the benefit of our years of experience serving some of the best brands in the world. What We Do

15 Years In Mobile App Development Phunware has been providing custom mobile app development services for the past 15 years, honing its expertise in the industry. Massive Body of Knowledge Phunware has worked with a diverse range of clients, from small businesses to large enterprises, across the globe. Intelligent Flexibility Phunware's extensive experience and global reach in the mobile app development industry have positioned it as a trusted partner for businesses looking to leverage the power of mobile technology. Why We Can Win 9

We Simply Have a Better Offering Traditional App Development Firms Low-Code/No-Code Platforms Industry-Specific Platforms Custom-built solutions for enterprises that require high costs and long development cycles. Generic platforms that enable basic app development but lack industry-specific features and personalization capabilities. Focused solutions (e.g., hospitality- only or healthcare-only) with limited flexibility to expand beyond a niche market.

Enterprise Customers SMB Customers Channel Partnerships Our Revenue Channel Activation 11 $350K average contract value 50% of Anticipated Sales B2B demand generation motion $100K average contract value 40% of Anticipated Sales Digital marketing/self-service model $100K average contract value 10% of Anticipated Sales Channel activation and management motion accessing primarily SMB customers

1 9 Corporate Headquarters 1002 West Avenue Austin, Texas 78701 NASDAQ: PHUN www.phunware.com Investor Relations Chris Tyson MZ Group 949-491-8235 PHUN@mzgroup.us